Exhibit 3.11

ARTICLES OF ORGANIZATION

Formed pursuant to the provisions of the Indiana Business Flexibility Act.

ARTICLE I—NAME AND PRINCIPAL OFFICE

AIIN RESTAURANT LLC

c/o EDMC 210 Sixth Ave., 33rd Floor, Pittsburgh, PA 15222

ARTICLE II—REGISTERED OFFICE AND AGENT

Corporation Service Company

251 East Ohio Street Suite 500, Indianapolis, IN 46204

ARTICLE III—GENERAL INFORMATION

Effective Date:	5/28/2008
What is the latest date upon which the	Perpetual
entity is to dissolve?:
Who will the entity be managed by?:	Members
Electronic Signature:	Sue Minahan